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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2003, except for the effects of the discontinued operations transactions described in Note 24, which is as of December 19, 2003 relating to the financial statements and financial statement schedules as of December 31, 2002 and 2001, and for each of the three years ended December 31, 2002, which appear in New Plan Excel Realty Trust, Inc.'s Current Report on Form 8-K dated December 23, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
December 22, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS